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                                3,358,303 SHARES

                             GENESEE & WYOMING INC.

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                   May   , 2004

Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC

As Representatives of the Several Underwriters;
c/o Bear, Stearns & Co. Inc.
    383 Madison Avenue
    New York, New York 10179

Ladies and Gentlemen:

         1. Introductory. The stockholder of Genesee & Wyoming Inc., a Delaware corporation ("COMPANY"), listed on Schedule A hereto ("THE 1818 FUND") proposes to sell to the Underwriters (as herein after defined) 3,358,303 shares (the "FIRM SECURITIES") of the Company's Class A common stock, $.01 par value per share ("SECURITIES"). For the sole purpose of covering over-allotments in connection with the sale of the Firm Securities, Mortimer B. Fuller III and John
C. Hellmann (the "MANAGEMENT SELLING STOCKHOLDERS" and, together with The 1818 Fund, collectively the "SELLING STOCKHOLDERS") and The 1818 Fund also, severally and not jointly, propose to sell to the Underwriters up to the respective number of shares of Securities set forth next to their name on Schedule B, for an aggregate of up to 503,745 shares of Securities (the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively referred to as the "OFFERED SECURITIES". The Company and the Selling Stockholders hereby agree severally and not jointly with the several Underwriters named in Schedule C hereto ("UNDERWRITERS") as follows:

         2. Representations and Warranties of the Company and the Management Selling Stockholders. (a) The Company and the Management Selling Stockholders severally and not jointly represent and warrant to, and agree with, the several Underwriters and The 1818 Fund that:

              (i) A registration statement (No. 333-115088) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933, as amended ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered for sale under the Act


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         pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (d) ("RULE 462(C)/(D)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means
         (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c)/(d), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.


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              (ii) If the Effective Time of the Initial Registration Statement
         is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

              (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to have such qualification would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

              (iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as

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         described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to have such qualification would not have a Material
         Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens, encumbrances and defects that would not individually or in the aggregate have a Material Adverse Effect.

              (v) As of April 26, 2004, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Description of Our Capital Stock - In General" and, after giving effect to the offering of the Offered Securities, will be as set forth under the caption "Description of Our Capital Stock - In General". The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus in all material respects; and the stockholders of the Company have no preemptive rights with respect to the Securities.

              (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (vii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for such rights as are either not applicable or have been waived.

              (viii) The Offered Securities have been approved for listing subject to notice of issuance on The New York Stock Exchange.

              (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

              (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the

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         Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company or any such subsidiary, except in the case of a breach, violation or default under clauses (A) or (B) of any such agreement or instrument that is not reasonably likely to result in a Material Adverse Effect.

              (xi) This Agreement has been duly authorized, executed and delivered by the Company.

              (xii) Except as disclosed in the Prospectus or would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

              (xiii) Except as disclosed in the Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

              (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

              (xv) Except as disclosed in the Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

              (xvi) Except as disclosed in the Prospectus and other than exceptions to any of the following that would not individually or in the aggregate have a Material Adverse Effect, neither the Company nor any of its subsidiaries is (A) in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), (B) owns or operates any real property that, to the knowledge of the Company, is contaminated with any substance that is subject to any environmental laws, (C) to the knowledge of the Company, is liable for any off-site

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         disposal or contamination pursuant to any environmental laws, (D) is subject to any claim relating to any environmental laws or (E) is aware of any pending investigation which could reasonably be expected to lead to such a claim.

              (xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

              (xviii) (A) The historical financial statements of the Company included or incorporated by reference in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; (B) the historical financial statements of Australian Railroad Group Pty. Ltd. ("ARG") included or incorporated by reference in each Registration Statement and the Prospectus present fairly the financial position of ARG and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and (C) any non-GAAP financial measures included or incorporated by reference in each Registration Statement or the Prospectus comply in all material respects with the requirements of the Rules and Regulations.

              (xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus and dividends distributed in connection with the Company's Series A Senior Redeemable Convertible Preferred Stock, $0.01 par value per share ("SERIES A PREFERRED STOCK"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (xx) Neither the Company nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Securities to facilitate the sale or resale of the Offered Securities.

              (xxi) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in

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         accordance with management's general or specific authorizations, (B)
         transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxii) The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY ACT") that are effective and is actively taking all steps that it reasonably believes are necessary to ensure that it will be in material compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

              (xxiii) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT")); the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

              (xxiv) Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

              (xxv) Both PricewaterhouseCoopers LLP, who have audited the consolidated financial statements and information of the Company and its subsidiaries for the years ended December 31, 2002 and 2003 incorporated by reference in the Registration Statements and the Prospectus, and Ernst & Young, who have certified the financial statements and supporting schedules of ARG (as hereinafter defined) and its subsidiaries incorporated by reference in the Registration Statements and the Prospectus, are independent public accountants as required by the Act, the Exchange Act and the applicable Rules and Regulations.

              (xxvi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

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              (xxvii) The Company has filed or incorporated by reference as exhibits to the Registration Statements all material contracts, understandings and agreements to which the Company is a party and that are required to be filed pursuant to Item 601 of Regulation S-K.

         (b) The 1818 Fund represents and warrants to, and agrees with, the several Underwriters that:

              (i) It has unencumbered title to the 25,000 shares of the Company's Series A Preferred Stock surrendered to the Company (as described in Section 3 hereof) to be converted into shares of Securities, and on the First Closing Date (as hereinafter defined) and on each Optional Closing Date (as hereinafter defined) will have valid and unencumbered title to the Offered Securities to be delivered by it on such date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by it on such date hereunder; and upon the delivery of and payment for the Offered Securities on the First Closing Date and on each Optional Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by it on such date.

              (ii) It has been duly organized and is in good standing under the laws of its jurisdiction of organization.

              (iii) It has duly authorized, executed and delivered this Agreement.

              (iv) the execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over it or any of its properties, (B) any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) its organizational documents, except in the case of a breach, violation or default under clauses (A) or (B) of any such agreement or instrument that will not adversely affect the ability of The 1818 Fund to consummate the transactions contemplated herein.

              (v) the Registration Statements and the Prospectus do not, and at the Effective Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall apply only to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished by The 1818 Fund to the Company specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

              (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between it and any person that would give rise to a valid claim against him

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         or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (vii) It has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Offered Securities.

              (viii) It has not distributed and will not distribute, prior to the completion of the Underwriters' distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than the Prospectus or the Registration Statements.

              (ix) It is not prompted to sell the Firm Securities to be sold by it by any information concerning the Company or any subsidiary that is not set forth in the Registration Statements and the Prospectus.

         (c) Mortimer B. Fuller, III, one of the Management Selling Stockholders, represents and warrants to, and agrees with, the several Underwriters that:

              (i) He has unencumbered title to the (a) 57,813 shares of Class B Common Stock, $0.01 par value per share (the "CLASS B COMMON STOCK") of the Company to be converted into shares of Securities, (b) 42,187 shares of Securities and (c) options to purchase 26,070 shares of Securities to be exercised to purchase shares of Securities, each as delivered to the Transfer Agent (as hereinafter defined) as described in Section 3, and on each Optional Closing Date hereinafter mentioned, will have valid and unencumbered title to the Optional Securities to be delivered by him on such date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Optional Securities to be delivered by him on such date hereunder; and upon the delivery of, and payment for, the Optional Securities on each Optional Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Optional Securities to be delivered by him on such date.

              (ii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between him and any person that would give rise to a valid claim against him or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (iii) He has not taken, and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Offered Securities.

         (d) John C. Hellmann, one of the Management Selling Stockholders, represents and warrants to, and agrees with, the several Underwriters that:

              (i) He has unencumbered title to the options to purchase 67,500 shares of Securities delivered to the Transfer Agent as described in
         Section 3 hereof to be exercised to purchase shares of Securities, and on each Optional Closing Date hereinafter mentioned, will have

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         valid and unencumbered title to the Optional Securities to be delivered by him on such date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Optional Securities to be delivered by him on such date hereunder; and upon the delivery of, and payment for, the Optional Securities on each Optional Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Optional Securities to be delivered by him on such date.

              (ii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between him and any person that would give rise to a valid claim against him or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (iii) He has not taken, and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Offered Securities.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, The 1818 Fund agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from The 1818 Fund, at a purchase price of $[-] per share, that number of Firm Securities set forth opposite the name of such Underwriter in Schedule C hereto.

         The 1818 Fund (i) has surrendered to the Company certificates representing its shares of the Company's Series A Preferred Stock, together with written notice to the Company electing to convert, (a) immediately prior to the First Closing Date, 22,886 of such shares into shares of Securities in respect of the Firm Securities (b) immediately prior to each Optional Closing Date, that number of shares of the Company's Series A Preferred Stock (up to a maximum of 2,114 of such shares) into shares of Securities in respect of Optional Securities as is necessary to satisfy the Underwriters' option to purchase Optional Securities, in each case, to be delivered by it to the Underwriters under this Agreement and (ii) has delivered to LaSalle National Bank, N.A. ("TRANSFER AGENT") a letter of instruction relating to the transfer of such shares of Securities to the Underwriters under this Agreement. Mortimer B. Fuller, III, one of the Management Selling Stockholders, has delivered to the Transfer Agent certificates representing shares of Securities, shares of Class B Common Stock to be converted into shares of Securities and options to be exercised in respect of shares of Securities for the Optional Securities to be delivered by him to the Underwriters under this Agreement, together with a letter of instruction relating to the transfer of such shares to the Underwriters under this Agreement. John C. Hellmann, one of the Management Selling Stockholders, has delivered to the Transfer Agent options to be exercised in respect of shares of Securities for the Optional Securities to be delivered by him to the Underwriters under this Agreement, together with a letter of instruction relating to the transfer of such shares to the Underwriters under this Agreement.

         Each Selling Stockholder agrees that the shares represented by the certificates referred to above, the options and the shares to be issued upon exercise of the options are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders described above are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual

Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Transfer Agent in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Transfer Agent shall have received notice of such death or other event or termination.

         The Transfer Agent will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Bear, Stearns & Co. Inc. ("BEAR, STEARNS") drawn to the order of The 1818 Fund III, L.P. at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, at 10:00 A.M., New York time, on May [-], 2004, or at such other time not later than seven full business days thereafter as Bear, Stearns, the Company and The 1818 Fund determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Bear, Stearns requests and will be made available for checking and packaging at the above office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from Bear, Stearns given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The 1818 Fund, in priority to the Management Selling Stockholders, agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from The 1818 Fund, up to the number of Optional Securities set forth opposite its name on Schedule B that shall be purchased from it for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by Bear, Stearns to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. Thereafter, and only to the extent that The 1818 Fund has previously sold all of its Optional Securities, each of the Management Selling Stockholders agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Management Selling Stockholder, that number of Optional Securities (rounded up or down, as determined by Bear, Stearns in its discretion, in order to avoid fractions) obtained by multiplying the number of Optional Securities set forth in such notice that have not been previously sold (or committed to be sold) to the Underwriters by The 1818 Fund by a fraction the numerator of which is the number of Optional Securities set forth opposite the name of such Management Selling Stockholder in Schedule B hereto under the heading "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities that remain unsold (or uncommitted) and shall be purchased from the Management Selling Stockholders for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by Bear, Stearns to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Bear, Stearns to the Company and the Selling Stockholders.

         Each time for the delivery of, and payment for, the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by Bear, Stearns but shall be not later than five full business days after written notice of election to purchase the Optional Securities is given. The Transfer Agent will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Bear, Stearns drawn to the order of [-] at the above office of Simpson Thacher & Bartlett LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as Bear, Stearns requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Simpson Thacher & Bartlett LLP at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

              (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) or (2) (as consented by Bear, Stearns) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement or, if applicable and if consented to by Bear, Stearns, subparagraph (4) or (5). The Company will advise Bear, Stearns promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Bear, Stearns.

              (b) The Company will advise Bear, Stearns promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without Bear, Stearns's consent, which consent shall not be unreasonably withheld; and the Company will also advise Bear, Stearns promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time prior to the completion of the distribution of the Offered Securities by the Underwriters is complete, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Bear, Stearns of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Bear, Stearns's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

              (d) As soon as practicable, but not later than the Availability Date (as hereinafter defined), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

              (e) The Company will furnish to the Representatives copies of each Registration Statement (seven of which will be signed and will include all exhibits), each related preliminary prospectus, and, until the distribution of the Offered Securities by the Underwriters is complete, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Bear, Stearns reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

              (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Bear, Stearns designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

              (g) During the period of two years hereafter, the Company will furnish, upon request, to the Representatives and to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives, upon request, (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Bear, Stearns may reasonably request.

              (h) For a period of 90 days after the date of the initial public offering of the Offered Securities (the "LOCK-UP PERIOD"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Bear, Stearns except (i) issuances of additional Securities or grants of employee or director stock options or other equity awards pursuant to the terms of a plan in effect on the date hereof or described in the Company's 2004 proxy statement, (ii) issuances of Securities pursuant to the exercise of such options or the exercise of any other employee or director stock options outstanding on the date hereof, (iii) issuances of Securities by the Company in connection with one or more acquisitions up to an aggregate amount for all such acquisitions in this clause (iii) of $60 million (based on the closing price of the Securities on the New York Stock Exchange on the date the number of Securities the Company is required to issue in connection with such acquisition is established); provided that, in the case of this clause (iii), each recipient of such Securities shall have, prior to any such issuance, entered into a written lock-up agreement that is identical in all material respects with this Section 5(h) with respect to the then-remaining portion of the Lock-up Period or (iv) issuances of Securities in connection with the conversion of shares of Class B Common Stock or Series A Preferred Stock outstanding as of the date hereof.

              (i) The Selling Stockholders agree, for the Lock-up Period, except as provided herein, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or any additional securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Bear, Stearns. The foregoing agreement shall not apply to (i) sales of securities withheld in connection with a cashless exercise of options that would otherwise expire prior to the end of the Lock-up Period,
         (ii) any securities acquired in the open market after the date hereof, and (iii)(A) transfers of securities by will, testate or in testate succession or bona fide gift or gifts to a charitable organization, an heir or immediate family member or a trust or partnership the beneficiaries or partners of which are heirs or immediate family members of such Selling Stockholder, and (B) if the Selling Stockholder is a partnership, limited liability company or a corporation, general distributions by such Selling Stockholder to its partners, members or shareholders; provided that, as to both (A) and (B) above each resulting transferee executes and delivers to Bear, Stearns an agreement satisfactory to it certifying that such transferee agrees to be bound by the terms of this Section 5(i).

              (j) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel, including counsel to The 1818 Fund) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Bear, Stearns designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

              (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP confirming that they are independent public accountants of the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that, as it relates to the Company:

                           (i) in their opinion the financial statements of the
                  Company for the years ended December 31, 2002 and 2003 examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included or incorporated by reference in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in its consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (C) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants or to a subsequent specified date not more than three business days prior to the date of this Agreement there were any decreases, as compared with the corresponding period of the previous year in consolidated operating revenues or net operating income or the total or per share amounts of consolidated net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

         (b) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young confirming that they are independent public accountants of ARG within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that as it relates to
         ARG:

                           (i) in their opinion the financial statements of ARG
                  examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standard No. 71, Interim Financial Information, on the unaudited financial statements of ARG for the three months ended March 31, 2004;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of ARG, inquiries of officials of ARG or the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) at the date of the latest available
                                    balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long- term debt of ARG and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in its consolidated net current assets or net assets, as compared with amounts shown on ARG's balance sheet for March 31, 2004;

                                    (B) for the period from April 1 to April 30, 2004, or to a specified subsequent date not more than three days prior to this Agreement there were any decreases, as compared with the corresponding period of the previous year in consolidated operating revenues or net operating income or the total or per share amounts of consolidated net income.

                           except in all cases set forth in Clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of ARG and its subsidiaries subject to the internal controls of ARG's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time,
                  (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

                  (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Bear, Stearns. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Bear, Stearns. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
         Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Management Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

                  (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (e) The Representatives shall have received an opinion and a negative assurance statement, dated such Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company, substantially in the form attached hereto as Schedule D-1 and D-2, respectively.

                  (f) The Representatives shall have received an opinion, dated such Closing Date, of Adam B. Frankel, General Counsel of the Company, to the effect that all of the outstanding shares of Securities, other than the Offered Securities, have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

                  (g) The Representatives shall have received an opinion, dated the Optional Closing Date, of Harter, Secrest & Emery LLP, counsel for the Management Selling Stockholders, substantially in the form attached hereto as Schedule E.

                  (h) The Representatives shall have received an opinion, dated such Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for The 1818 Fund, substantially in the form attached hereto as Schedule F.

                  (i) The Representatives shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may reasonably require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (j) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (k) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (l) The Representatives shall have received a letter, dated such Closing Date of Ernst & Young which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (m) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of executive officers and directors of the Company that are not Management Selling Stockholders.

                  (n) The Representatives shall have received a certificate, dated such Closing Date, of each Selling Stockholder in which such Selling Stockholder, to the best of its knowledge after reasonable investigation, shall state that its representations and warranties in this Agreement are true and correct and that such Selling Stockholders has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

                  (o) The 1818 Fund shall have delivered to Bear, Stearns on the First Closing Date and the Management Selling Stockholders shall have delivered to the Representative on the Optional Closing Date, their respective properly completed and signed copy of IRS Form W-9.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Bear, Stearns may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7.  Indemnification and Contribution.

         (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, in addition to local counsel; provided, further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

         (b) The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable for the fees and expenses of more than one law firm, in addition to local counsel; provided, further that with respect to The 1818 Fund, the foregoing shall be limited to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by The 1818 Fund specifically for use therein; provided, further, that the Management Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(c) below; provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Stockholder from the sale of Securities sold hereunder less the applicable underwriting discounts and commissions. The parties hereto understand and agree that the information furnished by The 1818 Fund to the Company specifically for use in any Registration Statement, the Prospectus, or any amendment or supplement thereto, consists only of that information required to be disclosed pursuant to Item 507 of Regulation S-K.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and The 1818 Fund, and each of their respective directors and officers and each person, if any, who controls the Company or The 1818 Fund within the meaning of Section 15 of the Act, and each Management Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the information contained in the eleventh and twelfth paragraphs under the caption "Underwriting"; provided, however, that the Underwriters shall not be liable for the fees and expenses of more than one law firm, in addition to local counsel.

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e) (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the gross proceeds (less the applicable underwriting discounts and commissions) to such Selling Stockholder for the sale of Securities sold hereunder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders' obligations in this subsection (e) to contribute are several in proportion to the aggregate sale price to the public of all Securities sold by each Selling Stockholder, including any Optional Securities, and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Bear, Stearns may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Bear, Stearns, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(j) and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under

Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii) through (vii) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179, Attention: Stephen Parish, at (212) 272-4864, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, CT 06830, Attention: John C. Hellmann, at (203) 629-3722, or, if sent to The 1818 Fund, will be mailed, delivered or telegraphed and confirmed to it at The 1818 Fund III, L.P., 59 Wall Street, New York, NY 10005, Attention: [-], at (___) ___-____, or, if sent to the Management Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Genesee & Wyoming Inc., Attention: John C. Hellmann, at (203) 629-3722; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                             ----------------------------------
                                             Mortimer B. Fuller, III


                                             ----------------------------------
                                             John C. Hellmann

                                             THE 1818 FUND III, L.P.

                                             By  Brown Brothers Harriman & Co.
                                             Its General Partner

                                             By
                                               --------------------------------
                                               Partner




                                             GENESEE & WYOMING INC.

                                             By
                                               --------------------------------
                                               [Title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON LLC

         Acting on behalf of themselves and as
            the Representatives of the several
            Underwriters.

         By Bear, Stearns & Co. Inc.

         By
           -------------------------------
           Managing Director

                                   SCHEDULE A

                                                                  NUMBER OF FIRM
                                                                    SECURITIES
                   FIRM SELLING STOCKHOLDER                         TO BE SOLD
                   ------------------------                         ----------
The 1818 Fund III, L.P.........................................      3,358,303
                                                                     ---------
         Total.................................................      3,358,303
                                                                     =========

                                   SCHEDULE B

                                                                       NUMBER OF
                                                                       OPTIONAL
                                                                      SECURITIES
              OPTIONAL SELLING STOCKHOLDERS                           TO BE SOLD
              -----------------------------                           ----------
The 1818 Fund III, L.P. ................................                310,175
Mortimer B. Fuller, III ................................                126,070
John C. Hellmann .......................................                 67,500
                                                                        -------
         Total .........................................                503,745
                                                                        =======

                                   SCHEDULE C

                                                                       NUMBER OF
                                                                    FIRM SECURITIES
                           UNDERWRITER                              TO BE PURCHASED
                           -----------                              ---------------
Bear, Stearns & Co. Inc..........................................
Credit Suisse First Boston LLC...................................
Deutsche Bank Securities Inc.....................................
BB&T Capital Markets, a division of Scott & Stringfellow, Inc....
Morgan Keegan & Company, Inc.....................................
Avondale Partners, LLC...........................................
                                                                       ---------
         Total...................................................      3,358,303
                                                                       =========

                                  SCHEDULE D-1

                              [FORM OF STB OPINION]

                                  SCHEDULE D-2

                   [FORM OF STB NEGATIVE ASSURANCE STATEMENT]

                                   SCHEDULE E

                              [FORM OF HSE OPINION]

                                   SCHEDULE F

                            [FORM OF PWRW&G OPINION]




                                       34